Dated as of: June 20, 2001



World Wresting Federation Entertainment, Inc.
1241 Main Street
Stamford, CT 06902
Attn: Ed Kaufman, General Counsel
Gentlemen:

WHEREAS, Uncommon Media Group, Inc. ("Company") is engaged in the business of creating interactive audiovisual devices in the form of CD-ROMs ("Discs"), which include various forms of content as well as advertising, data and hyper-links among its features and are distributed by way of inclusion as so-called "outserts" in various magazines; and

WHEREAS, Company intends to create one or more such Discs for inclusion as an "outsert" in one or more of the magazines published by you (sometimes referred to as "WWF"), which will feature promotional content including, among other things, various WWF entertainers and events promoted by the WWF, current music videos and related music, film and television programs, new media, marketing promotions, merchandise catalogs and related materials (the "Content"); and

WHEREAS, you are desirous of including the Discs in your magazine(s).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, you and Company agree as follows:

1. Term:
   -----

         The Term of this Agreement shall commence as of the date hereof and shall continue for an period of one (1) year. Thereafter, the Term shall be extended for successive period of one (1) year unless either party hereto shall deliver written notice to the other at least sixty (60) days prior to the end of any one (1) year period, that it elects to terminate this Agreement.


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2. Grant of Rights:
    ---------------

         (a) You hereby grant to Company the non-exclusive right during the Term to create and distribute the Discs only in accordance with the terms and conditions of this Agreement.

         (b) You hereby license to Company, on a gratis and non-exclusive basis:
(i) the right to embody the Content created, owned, or furnished by you on the Disc in the manner described in paragraph 3 below and (ii) the non-exclusive right use the WWF name and logo, approved photographs and approved likenesses of each person featured in each item furnished by you in connection with the Discs.

         (c) The parties agree that the Discs will be distributed solely by way of inclusion as a free "outsert" at newsstands and/or to subscribers in monthly issue(s) of WWF and World Wrestling Federation Entertainment produced magazines entitled "WWF" (six (6) issues per year) and "RAW" (six (6) issues per year) as well as in "Special" magazines (the working title(s) to be determined by you), and special events CDs. Attached hereto as Exhibit A is a tentative production schedule, to be mutually approved by you and Company.

3. General Description of the Disc/Use of Materials Provided by You:
   ----------------------------------------------------------------

         (a) (i) Each Disc may be comprised of a variety of different areas ("Areas") of Content which may include, but not be limited to: (A) interviews with entertainers; and/or (B) behind the scenes footage of entertainers and/or events; and/or (C) promotional material in connection with entertainers and/or upcoming events and broadcasts; and/or (D) up to eight (8) minutes of audio or video content of music from your affiliate, SMACKDOWN Records, and/or (E) games; and/or (F) music or videos from other record labels; there may also be a link to an approved online merchandising site. When the Disc is accessed by the user, it will run a short audiovisual presentation highlighting some or all of the Content of the Disc (the "Opening Sequence"). Following the conclusion of the Opening Sequence, the user will be presented with a menu of Areas of the Disc (the "Main Menu"), from which the user may access any of such Areas. Once the user has selected a particular Area from the Main Menu, a menu describing the general content for that Area will appear (an "Area Menu"). Based on the user's selection from the Area Menu, he/she will be presented with various sub-menus for that Area (each, an "Area Sub-Menu"), and based on the user's selection from an Area Sub-Menu, he/she will be presented with specific content in a separate on-screen "window" (a "Content Window").

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         (ii) The Area Menu will be further divided by particular genre of
Content (e.g., interviews, biographies, promotions, upcoming events, catalog/merchandise, divas, behind the scenes, music, archives, video games, screen savers, etc.). Once the user has selected a particular genre from the Area Menu, he/she will be presented with the Area Sub-Menu for that genre which will give him/her the choice of viewing any of the video-clips embodied in that Area relevant to such genre. Once the user has selected a particular video-clip, a Content Window will appear and the video-clip concerned will be presented.

         (b) (i) Company will embody the video-clips in the applicable genre-related section of an Area. At each genre-related Area Sub-Menu, the name and approved photograph of each relevant entertainer, as well as the title of each relevant video-clip shall appear on-screen. Once a particular video-clip is selected by the user from the applicable genre-related Area Sub-Menu, a Content Window will appear and the video-clip concerned will be presented. While such Content Window is accessed, the name of the particular entertainers, for example. the name of the video-clip and your name and logo will appear on-screen. Additionally, while such Content Window is accessed and video-clip presented, the user will be presented with multiple "hyperlinks" which, if the user is then on-line, will connect the user to the website for that entertainer or to your preferred on-line merchandise retailer to purchase general WWF or an entertainer's items of merchandise, or to WWF approved links to third party sponsors and/or advertisers (e.g. Blockbuster Video). In addition to the use of the video-clips described above, you also acknowledge that Company shall have the right to include shorter portions of each or any video-clip in the Opening Sequence.

         (ii) Company shall have the non-exclusive right during the Term to use the name and approved photograph of each entertainer featured in each video-clip on the outside packaging of the Discs and in any promotional advertisements. Notwithstanding the foregoing, but subject to your prior approval, Company may use the advertising of third party sponsors and/or advertisers on the outside packaging together with the name and approved photograph of one or more entertainers.

         (c) You acknowledge and agree that, except as otherwise provided herein, the specific Content contained on each Disc, the appearance and location of such Content, and all other creative elements relating to the Disc shall be determined by you and Company. In connection with the foregoing, you acknowledge that Company has advised you that Company will include "hyperlinks" in various places on the Disc which will connect the user to Company's website. The location, placement and form of such "hyperlinks" shall be determined in Company's discretion but shall be subject to your reasonable approval. Once the user is connected to Company's website, the user will be surveyed to compile demographic information, as well as such other information as Company may determine (including, without limitation, information concerning preferences relating to the Content contained on the Disc) ("user information"). Notwithstanding anything to the contrary expressed or implied herein, Company shall be the exclusive owner of all such user information it so compiles. Nevertheless, unless otherwise prohibited by law or by user requirements, during the Term and for a period of three (3) months following the end of the Term, Company agrees to share with you and any of your advertisers or sponsors such user information as you shall, in writing, authorize and instruct Company to so share at no cost to you. However, you are hereby advised that Company will collect such user information for only three (3) months after the distribution of each Disc.

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         (d) Each Disc is subject to your approval as being commercially satisfactory for the duplication, manufacture, sale and distribution of the Disc. Before commencing production of the Disc, Company shall submit pre-production prototype samples of the proposed Disc to you for your approval, which approval shall not be unreasonably delayed or withheld. You shall notify Company in writing whether you approve or disapprove the Disc submitted by Company within ten (10) business days after the date of such submission or within forty-eight (48) hours in Company's good faith discretion, to comply with production, distribution or marketing exigencies. If you disapprove any Disc(s) within said period, you shall notify Company in writing or via e-mail of the specific reasons for such disapproval.

4. Delivery: You shall deliver to Company each video-clip and other items of Content and at least one (1) approved photograph of each featured entertainer no later than 90 days prior to the scheduled date for closing of materials for the subject issue. Each video-clip and other item of Content will be delivered in Beta or Beta SP format or such other format as Company may approve. You shall deliver all necessary art or video content you wish included on the Disc at least 90 days prior to the agreed date of delivery for distribution all of which material shall be in digital file format TIFF (200 Dpi min.) and/or scanable high quality 8" x 10" photos.

5. Advertising:
   -----------

         (a) You acknowledge that Company will be selling space on the Discs to various advertisers and sponsors. You shall have the right to reject any advertiser or sponsor who is not currently one of your advertisers or sponsors, provided your rejection is not unreasonable. You have advised Company that you will not approve any pro-alcohol or pro-tobacco advertisements or sponsors, and Company has agreed not to solicit such advertisers or sponsors. Company will also not object to your rejection of any advertisements that do not comply with your corporate policies, taste or judgment. Furthermore, you shall have the right to include up to three minutes (3:00) of advertising space on each Disc for an advertiser of your selection.

         (b) Company agrees to share with you all sales contact information with your print advertising sales department or other appropriate department, provided that such disclosure of information will not violate any agreements between Company and advertisers and sponsors.

6. Third Party Clearances: Each party that provides Content for the Discs shall be solely responsible for obtaining and delivering to Company, at no cost to Company, all necessary licenses, clearances, consents and permissions to enable Company to fully exploit each Disc as contemplated herein (including, without limitation, all licenses and consents from each entertainer featured in the video-clips, music Areas and each other third party rendering services in connection with the creation of, or otherwise entitled to compensation in connection with the exploitation of, the video-clips). With respect to materials furnished by you, you shall also be solely responsible for obtaining, at no cost to Company, a license from the music publisher of each musical composition and record company owner of each master recording embodied in the video-clips, which

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

license grants to Company the synchronization and/or mechanical reproduction rights necessary to allow Company to embody such musical compositions on the Disc as provided herein. Your delivery to Company of the materials required pursuant to paragraph 4 shall be deemed to be your representation to Company that you have obtained all necessary licenses, clearance and consents as described in this paragraph 6. If Company provides any Content for the Discs, Company shall be responsible for clearances, payments, consents, etc. as described in this paragraph 6.

7. Warranties, Representations and Indemnity:
   -----------------------------------------

         (a) You warrant, represent, covenant and agree that: (i) You have the full and unfettered right to enter into this Agreement and to grant the rights granted to Company herein, and are not under any disability, restriction, or prohibition, whether contractual or otherwise, with respect to your right to execute this Agreement and perform its terms and conditions; (ii) Company shall not be required to make any payments of any nature for or in connection with the acquisition, exercise or exploitation of rights by Company pursuant to this Agreement. Without limiting the foregoing, Company shall have no obligation to pay any fee, advance or royalties to any entertainer, producer, music publisher, record company or other third party in connection with the agreement and the exploitation of the Disc; and (iii) the materials provided by you hereunder (including, without limitation, the video-clips, any Audio-Only Masters and all photographs) shall not violate or infringe upon any common law or statutory rights of any person,firm or corporation, including without limitation, contractual rights, copyrights and rights of privacy.

         (b) Company warrants, represents, covenants and agrees that: (i) Company has the full and unfettered right to enter into this Agreement, and is not under any disability, restriction or prohibition, whether contractual or otherwise, with respect to its right to execute this Agreement and perform its terms and conditions; (ii) Company will make no use of any materials furnished by you except as specifically provided in this Agreement; and (iii) Company has or will have the right to use any materials furnished by Company for the Discs.

         (c) Each party agrees to indemnify and hold the other party, and its successors, assigns, agents, distributors, licensees, officers, directors, and employees, harmless against any claim, liability, cost and expense (including reasonable attorneys' fees and legal costs) in connection with any claim which is inconsistent with any agreement, covenant, representation, or warranty made by the indemnifying party herein, provided such claim has been settled with mutual written consent or has resulted in a final judgment in a court of competent jurisdiction. The indemnified party shall notify the indemnifying party of each claim and the indemnifying party shall have the right to participate in the defense thereof with its own attorneys at its own expense.

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8. Costs/Gross Revenues/Net Revenues/Accounting/Audits
   ---------------------------------------------------

         (a) (i) Company shall pay the costs of creating Content not furnished by you, if any, and of digitizing all Content as required, as well as the costs of designing and otherwise authoring and producing the Discs pursuant to a budget to be mutually pre-approved by you and Company.

         (ii) You shall pay the costs associated with all Content furnished by you as well as the costs associated with "inserting" the Disc in your magazines and "handouts" at various stores or events. Such costs shall be subject to a budget to be mutually pre-approved by you and Company.

         (iii) Each party shall be reimbursed for its costs described in (a)(i) and (a)(ii) above out of "Gross Revenues" (as hereinafter defined). Notwithstanding the foregoing, you shall not be entitled to reimbursement of the costs of producing Content unless such Content is produced specifically for the Discs and for no other purposes. However, the cost of editing pre-existing Content for the Discs, and duplication and shipping costs therefor, shall be reimbursable.

         (b) "Gross Revenues" are defined as all monies actually received by Company from advertising and sponsorship sales in connection with the Discs, fees for product placements on the Discs, music played for promotional purposes on the Discs, film clips placed for promotional purposes on the Discs, and all other revenues generated from the exploitation of the Discs.

         (c) "Net Revenues" are defined as Gross Revenues less the reimbursed costs. All Net Revenues shall be divided equally between you and Company.

         (d) Company shall send you accountings and payments of your costs subject to reimbursement and of your share of Net Revenues, if any, on a quarterly basis within thirty (30) days after the end of each calendar quarter during the Term. Each accounting shall become final and binding on you one (1) year after the date rendered unless you object in writing, stating the reasons for such objection, within such one-year period.

         (e) You shall have the right to appoint a certified public accountant or attorney to examine Company's books and records relating to Gross Revenues and Net Revenues, provided such examination shall take place at Company's offices during normal business hours, on reasonable prior written notice, not more frequently than once per calendar year, at your own expense. The rights granted herein to you shall constitute your sole right to examine Company's books and records. If an audit results in an underpayment to you of ten percent (10%) or more, Company shall reimburse you for the reasonable out of pocket costs of such audit.

9. Non-Exclusive: Company has advised you that it is entering into similar licensing arrangements with publishers of other magazines and that its services are not exclusive to you. However, during the Term, Company shall not enter into similar agreement with any other professional wrestling organization. Conversely, you shall not have the right or power to enter into a similar licensing agreements with any other provider of Discs for "inserts" or "outserts" in your magazines or special events CDs during the Term of this Agreement.

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10. Miscellaneous:
    -------------

         (a) This Agreement constitutes the entire agreement between you and Company (all prior negotiations, correspondence and agreements whether oral or written being merged herein). This agreement may not be modified except by an instrument in writing signed by both parties. A waiver of any breach by any party in any one instance shall not constitute a waiver of any subsequent breach, whether or not similar. If any part of this Agreement is determined to be void, invalid, inoperative or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, such decision shall not affect any other provisions hereof, and the remainder of this Agreement shall be effective as though such void, invalid, inoperative or unenforceable provision had not been contained herein.

         (b) This Agreement has been entered into in the State of New York, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. All claims, disputes or disagreements which may arise out of the interpretation, performance or breach of this Agreement shall be submitted exclusively to the jurisdiction of the state courts of the state of New York or the Federal District Courts located in New York City; provided, however, if Company is sued or joined in any other court or forum (including an arbitration proceeding) in respect of any matter which may give rise to a claim by Company hereunder, you consent to the jurisdiction of such court or forum over any such claim which may be asserted by Company. Any process in any action or proceeding commenced in the courts of the State of New York arising out of any such claim, dispute or disagreement, may among other methods, be served upon you by delivering or mailing the same, via certified mail, addressed to you at the address given in this agreement or such other address as you may from time to time designate by notice in conformity with paragraph 10(c) below.

         (c) Any notice desired or required to be given by either party hereunder to the other shall be in writing and shall be delivered by hand, or sent by registered or certified mail, telex, telefax, or telegraph (with all charges prepaid) to the respective addresses as set forth above until notice of a new address shall be duly given. Copies of all notices to Company shall be sent to Grubman, Indursky & Schindler, P.C., 152 West 57th Street, 31st Floor, New York, New York 10019, Attention: Larry H. Schatz, Esq.

         (d) Company shall have the right to assign this Agreement to any subsidiary, affiliated, controlling or other related company, and to any person owning or acquiring a substantial portion of Company's stock or assets. Company shall also have the right to assign any of its rights hereunder to any of its licensees in order to effectuate the purposes hereof. Any other assignment of rights by Company shall be subject to your reasonable approval.


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         (e) In any action brought by either party against the other under to this Agreement, except for indemnification for third party claims pursuant to paragraph 7(c) above, the party's claim for damages will be limited to actual, direct damages and will not include any indirect, incidental, reliance, special or consequential damages.

         If the foregoing correctly reflects your understanding and agreement with us, please so indicate by signing below.

                                                Very truly yours,

                                                UNCOMMON MEDIA GROUP, INC.

                                                By:_____________________________
                                                Name:
                                                Title:


ACCEPTED AND AGREED TO:

World Wrestling Federation Entertainment, Inc.


By:____________________________
Name:
Title:

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